                                                         EXHIBIT 21.1
                                                         Page 1 of 3

                     FIRST FINANCIAL MANAGEMENT CORPORATION
                              LIST OF SUBSIDIARIES

                                                                    State or Other
                                                                   Jurisdiction of
Name of Subsidiary  (1) (2)                                         Incorporation
- ---------------------------                                        ---------------
Appalachian Computer Services, Inc.                                    Kentucky
     Data Preparation, Inc.                                            Georgia

FFHC, Inc.                                                             Georgia

FFMC Canada Inc.                                                       Ontario
     Gamma Micro-Systemes LTEE                                          Quebec
          Gamma Terminals Inc.                                          Quebec
             Gamma Technik Inc.                                         Quebec

FFMC Mexico H.C., Inc.                                                 Georgia
     FFMC Mexico, S.A. de C.V. (2a)                                     Mexico

FIRST HEALTH Services Corporation                                      Virginia
     First Mental Health, Inc.                                        Tennessee
          Psych Review Associates of Tennessee, Inc. (2b)             Tennessee
     Midwest Benefits Corporation                                      Michigan
     VIPS, INC.                                                        Maryland

FIRST HEALTH Strategies, Inc.                                          Delaware
     ALTA Reinsurance Company                                          Arizona
     FIRST HEALTH Realty, Inc.                                           Utah
     FIRST HEALTH Strategies (TPA), Inc.                               Delaware
     FIRST HEALTH Strategies of Utah, Inc.                               Utah
          FIRST HEALTH Insurance Agency, Inc.                       Massachusetts
          FIRST HEALTH Review, Inc.                                      Utah
          FIRST HEALTH Strategies of New Mexico, Inc.                 New Mexico
          FIRST HEALTH Strategies of Ohio, Inc.                          Ohio
          FIRST HEALTH Strategies of Pennsylvania, Inc.              Pennsylvania
          FIRST HEALTH Strategies of Texas, Inc.                        Texas
     U.S. Administrators, Inc.                                        California

First Image Management Corporation                                     Georgia

GENEX Services of Canada, Ltd.                                       Pennsylvania

GENEX Services, Inc.                                                 Pennsylvania
     PRIMECOR, INC.                                                  Pennsylvania

International Banking Technologies, Inc.                               Georgia

MicroBilt Corporation                                                  Georgia
     COIN Banking Systems, Inc.                                        Georgia
     Hospital Cost Consultants, Inc.                                  California
          Master Hospital Systems, Inc.                                 Texas
     MicroBilt Leasing, Inc.                                           Georgia
     MicroBilt Products, Inc.                                          Georgia
     Retail Interact, Inc.                                            California
     TechPoint, Inc.                                                   Michigan

                                                         EXHIBIT 21.1
                                                         Page 2 of 3

                     FIRST FINANCIAL MANAGEMENT CORPORATION
                              LIST OF SUBSIDIARIES

                                                                    State or Other
                                                                   Jurisdiction of
Name of Subsidiary  (1) (2)                                         Incorporation
- ---------------------------                                        ---------------
National Bancard Corporation                                           Florida
     First Financial Bank                                              Georgia
     NaBANCO Merchant Services Corporation                             Delaware

Nationwide Credit, Inc.                                                Georgia
     Master Ventures, Inc.                                             Georgia
          The Master Collectors of Colorado, Inc. (2c)                 Colorado
          Master Collectors of Dallas, Inc. (2d)                        Texas
          The Master Collectors of Maryland, Inc. (2e)                 Maryland
          Texas Master Collectors, Inc. (2f)                            Texas

OnLine Financial Communications Systems, Inc.                          Georgia

Prime Consulting Group, Inc.                                           Georgia

TeleCheck International, Inc.                                          Georgia
     Shared Global Systems, Inc.                                        Texas
     TeleCheck Services, Inc.                                          Delaware
          TeleCheck Payment Systems Limited (2g)                     New Zealand
             TeleCheck (Australia) Pty Limited (2g)                   Australia
             Tele-Check New Zealand Limited (2g)                     New Zealand
          TeleCheck Pittsburgh/West Virginia, Inc.                   Pennsylvania
     TeleCheck Recovery Services, Inc.                                 Colorado
     TeleCheck Services of Puerto Rico, Inc.                           Georgia

Western Union Financial Services, Inc.                                 Delaware
     American Rapid Corporation                                        Delaware
          Grupo Dinamico Empresarial, S.A. de C.V. (2h)                 Mexico
             Servicio Internacional de Envios, S.A. de C.V. (2i)        Mexico
             Servicio Mexicano de Entregas, S.A. de C.V (2j)            Mexico
                  Servicio Mexicano de Apoyo, S.C. (2k)                 Mexico
     Western Union Communications, Inc.                                Delaware
     Western Union Financial Services (Canada), Inc.                   Ontario
     Western Union Financial Services Eastern Europe Limited           Delaware
     Western Union National Payments Network, Inc.                     Delaware
          Goldome Payments, Inc.                                       New York
          National Payments Network, Inc.                              New York
             National Payment Centers, Inc.                            New York

                                                         EXHIBIT 21.1
                                                         Page 3 of 3

                     FIRST FINANCIAL MANAGEMENT CORPORATION
                              LIST OF SUBSIDIARIES

                             Footnote Explanations


(1) This list includes subsidiaries owned directly by FFMC and those owned indirectly through another subsidiary; each indentation denotes a tier of indirect ownership through wholly-owned subsidiaries.

(2) The Registrant owns 100% of the voting securities of all listed subsidiary companies, with the following exceptions:

      (a) One share of FFMC Mexico, S.A. de C.V. is held by Nationwide Credit, Inc., a wholly-owned subsidiary of the Registrant, to satisfy a Mexican requirement of at least two shareholders.

      (b) 50% of Psych Review Associates of Tennessee, Inc. is owned by Behavioral Health Management, Inc., which is not affiliated with FFMC.

      (c) 30% of The Master Collectors of Colorado, Inc. is owned by American Medical (Central), Inc., which is not affiliated with FFMC.

      (d) 33.4% of Master Collectors of Dallas, Inc. is owned by World Book Finance, Inc., which is not affiliated with FFMC.

      (e) 30% of The Master Collectors of Maryland, Inc. is owned by Providence Hospital, Inc., which is not affiliated with FFMC.

      (f) 30% of Texas Master Collectors, Inc. is owned by American Medical (Central), Inc., which is not affiliated with FFMC.

      (g) One Share of TeleCheck Payment Systems Limited, TeleCheck (Australia) Pty Limited and Tele-Check New Zealand Limited is held by TeleCheck Services, Inc. to satisfy a New Zealand requirement of at least two shareholders.

      (h) 2% (or one share) of Grupo Dinamico Empresarial, S.A. de C.V. is held by John C. Walters to satisfy a Mexican requirement of at least two shareholders.

      (i) 55% of Sericio Internacional de Envios, S.A. de C.V. is owned by Elektra, S.A. de C.V., which is not affiliated with FFMC.

      (j) 45% of Servicio Mexicano de Entregas, S.A. de C.V. is owned by Elektra, S.A. de C.V., which is not affiliated with FFMC.

      (k) 51% of Servicio Mexicano de Apoyo, S.C. is held by Grupo Dinamico Empresarial, S.A. de C.V. (2%) and Servicio Internacional de Envios, S.A. de C.V. (49%).